Exhibit 99.1

Press Release	For Immediate Release Date: September 20, 2023

GLEN BURNIE BANCORP NAMES MARK HANNA AS NEW PRESIDENT AND CEO

GLEN BURNIE, MD (September 20, 2023) – Glen Burnie Bancorp (NASDAQ: GLBZ), parent company of The Bank of Glen Burnie®, announced today that Mark C. Hanna will become President and CEO at Glen Burnie Bancorp and The Bank of Glen Burnie, succeeding John D. Long, who earlier this year announced his intent to retire. Mr. Hanna will join The Bank of Glen Burnie on October 2, 2023 as Executive Vice President, and, upon Mr. Long’s retirement effective October 16, 2023, Mr. Hanna will move into the President and CEO role at Glen Burnie Bancorp and The Bank of Glen Burnie.

“We are thrilled to welcome Mark Hanna to our leadership team,” said John E. Demyan, Chairman of the Board of Glen Burnie Bancorp. “His energy and enthusiasm, combined with decades of leadership experience specific to community banking, will be an asset to our shareholders, employees, and customers. He has a proven track record of generating low-cost deposit growth, maintaining asset quality, focusing on underwriting discipline, driving digital adoption strategy, and using his business development expertise to increase growth. We are confident that Mr. Hanna has the skill and experience to lead our company to greater growth and success.”

“I am honored to step into this role and work closely with the Board of Directors at Glen Burnie Bancorp,” said Mr. Hanna. “We will continue to build strong financial relationships with the residents and businesses in northern Anne Arundel County and I am excited to work with the talented team of customer-focused employees that help make The Bank of Glen Burnie such an asset to the community.”

Mr. Hanna brings more than 30 years of banking experience, most recently serving as President and CEO at F&M Bank (Farmers and Merchants Bank), a community bank serving Virginia’s Shenandoah Valley. Earlier in his career, he served as president of Eastern Virginia Bankshares’ Tidewater Region, and as President and CEO of Virginia Company Bank (now part of Primis Financial Corp.).

Active in the banking industry, Mr. Hanna served on the Board of Directors of both the Virginia Association of Community Banks and the Benefits Corporation of the Virginia Bankers Association. Additionally, he served as Federal Delegate for the State of Virginia to the Independent Community Bankers Association. He is also actively engaged with numerous community organizations and non-profits, reflecting his passion for community development.

Mr. Hanna holds a Bachelor of Science in Business Administration from Wake Forest University and a Master of Business Administration from the University of North Carolina at Greensboro.

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Glen Burnie Bancorp Information

Glen Burnie Bancorp is a bank holding company headquartered in Glen Burnie, Maryland. Founded in 1949, The Bank of Glen Burnie® is a locally owned community bank with 8 branch offices serving Anne Arundel County. The Bank is engaged in the commercial and retail banking business including the acceptance of demand and time deposits, and the origination of loans to individuals, associations, partnerships, and corporations. The Bank’s real estate financing consists of residential first and second mortgage loans, home equity lines of credit and commercial mortgage loans. The Bank also originates automobile loans through arrangements with local automobile dealers. Additional information is available at www.thebankofglenburnie.com.

Forward-Looking Statements

The statements contained herein that are not historical financial information, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. For a more complete discussion of these and other risk factors, please see the company’s reports filed with the Securities and Exchange Commission.

For further information contact:

Janet Kim, Director of Marketing and Public Relations

410-768-8857

jkim@bogb.net

106 Padfield Blvd

Glen Burnie, MD 21061